Exhibit 10.52

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
Amendment No. 1 to the Credit Agreement (this “Amendment”), dated as of 20 July 2015, among PHILIP MORRIS INTERNATIONAL INC., a Virginia corporation (“PMI”), the financial institutions and other institutional lenders from time to time parties to the Credit Agreement referred to below (the “Lenders”), THE ROYAL BANK OF SCOTLAND PLC, as resigning administrative agent (“RBS”) and CITIBANK INTERNATIONAL LIMITED, as successor administrative agent (“CIL”).
WHEREAS, PMI, the Lenders, and RBS, as administrative agent, entered into a Credit Agreement relating to a US$2,000,000,000 Revolving Credit Facility, dated as of 12 February 2013 (as extended, the “Credit Agreement”);
WHEREAS, RBS has provided notice of its resignation as Administrative Agent under the Credit Agreement;
WHEREAS, CIL desires to accept its appointment as Administrative Agent under the Credit Agreement subject to the terms and conditions set forth herein;
WHEREAS, the Required Lenders have consented to the appointment of CIL as Administrative Agent as set forth herein;
WHEREAS, pursuant to Section 9.1 of the Credit Agreement, this Amendment must be in writing signed by the Administrative Agent and the Required Lenders.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.
2.    Resignation and Appointment of Administrative Agent.
(a)    Subject to the terms and conditions contained herein, RBS hereby resigns as Administrative Agent under the Credit Agreement.
(b)    The Required Lenders hereby appoint CIL as the successor Administrative Agent under the Credit Agreement. Such appointment is and shall be binding on all Lenders. CIL hereby accepts such appointment as the successor Administrative Agent under the Credit Agreement, and agrees to serve in such capacity pursuant to the terms of the Credit Agreement. Pursuant hereto, on and after the date hereof, CIL shall have all rights, protections, duties and powers of the Administrative Agent under the Credit Agreement, and RBS shall be discharged from all of its duties and obligations as Administrative Agent under the Credit Agreement.
3.    Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    All references in the Credit Agreement to “The Royal Bank of Scotland plc” or “RBS” as Administrative Agent shall be references to “Citibank International Limited” or “CIL”.
(b)    The address for the Administrative Agent under Section 9.2 of the Credit Agreement shall be replaced in its entirety under the appropriate heading with 5th floor, Citigroup Centre 25 Canada square Canary Wharf London E41 5LB, United Kingdom, Attention: European Loans Agency, Phone: +44 (0) 20 7508 8949, Fax: +44 (0) 20 7492 3980”.
(c)    The definition of Administrative Agent now appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Administrative Agent” means Citibank International Limited and its successors and assigns, as the administrative agent for the Lenders under this Agreement.
(d)    The definition of Administrative Agent’s Account now appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Administrative Agent’s Account” means (a) for transactions in Euro, an account of CIL, as is designated in writing from time to time by CIL, to PMI and the Lenders for such purpose, (b) for transactions in Dollars, the account of Citibank International Limited ( CITTGB2LELA)(Account No. 10963054, Attn: European Loans Agency, Ref: Philip Morris International Inc.) maintained by Citibank NA (CITIUS33) in New York, New York or (c) such other account of CIL, as is designated in writing from time to time by CIL to PMI and the Lenders for such purpose.
(e)    The definition of Equivalent now appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Equivalent” (i) in Dollars of Euro on any date, means the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Dollars for Euro in London as of 11:00 A.M. (London time) on such date and (ii) in Euro of Dollars on any date, means the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Euro for Dollars in London as of 11:00 A.M. (London time) on such date.

(f)    The definition of CIL is hereby added to Section 1.1 of the Credit Agreement to read as follows:
“CIL” means Citibank International Limited.

(g)    All references to “New York City time” now appearing in the definition of “Interest Period” in Section 1.1 of the Credit Agreement are hereby amended and shall be deemed to read as references to “London time”.
(h)    The definition of RBS now appearing in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(i)    The definition of Reference Banks now appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Reference Banks” means Citibank, N.A., Credit Suisse AG, London Branch and JPMorgan Chase Bank, N.A.

(j)    All references to “New York City time” now appearing in Section 2.3 of the Credit Agreement are hereby amended and shall be deemed to read as references to “London time”.
(l)    All references to “New York City time” now appearing in paragraph (a) of Section 2.13 of the Credit Agreement are hereby amended and shall be deemed to read as references to “London time”.
(m)    Section 7.3 of the Credit Agreement is hereby amended in its entirety to read as follows:
7.3. CIL and Affiliates. CIL and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, PMI, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of PMI, any Borrower or any such Subsidiary, all as if CIL was not the Administrative Agent and without any duty to account therefor to the Lenders.

4.    Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and other related documents are and shall remain in full force and effect and are hereby ratified and confirmed. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or other related documents or for any purpose except as expressly set forth herein.
5.    Condition Precedent. This Amendment shall become effective upon the date on which CIL as successor Administrative Agent shall have received this Amendment, duly executed and delivered by PMI, RBS, as resigning Administrative Agent, CIL, as successor Administrative Agent, and Lenders constituting the Required Lenders.
6.    Representations and Warranties. CIL hereby represents and warrants to PMI and each Lender (after giving effect to this Amendment) that this Amendment has been duly executed and delivered on behalf of CIL. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of CIL and are enforceable against CIL in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
7.    Further Assurances. RBS agrees to take all actions reasonably requested by CIL as successor Administrative Agent to facilitate the transfer of information to CIL as successor Administrative

Agent in connection with the Credit Agreement. RBS as resigning Administrative Agent further agrees to execute and deliver such documents and take such other actions as may be reasonably requested by CIL as successor Administrative Agent from time to time.
8.    Headings. Section headings included herein are for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
9.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of PMI, RBS, CIL and each Lender, and each of their respective successors and assigns.
10.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
11.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically or by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
[signature pages omitted]